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                                                                   EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-8533 of Armor Holdings, Inc. on Form S-3 of our report dated February 21, 1997, appearing in this Annual Report on Form 10-KSB of Armor Holdings, Inc. for the year ended December 28, 1996.

We additionally consent to the incorporation by reference in Registration Statement No. 33-018863 of American Body Armor & Equipment, Inc., now known as Armor Holdings, Inc., on Form S-8 of our report dated February 21, 1997, appearing in this Annual Report on Form 10-KSB of Armor Holdings, Inc. for the year ended December 28, 1996.


DELOITTE & TOUCHE LLP
Jacksonville, Florida

March 24, 1997